UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

UNIVERSAL FOG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51060	86-0827216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harbin Humankind Biology Technology Co. Limited
168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China
(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (602) 254-9114

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01            Entry into a Material Definitive Agreement.

The Securities Purchase Agreement

On September 10, 2007,  Universal Fog, Inc. (hereinafter, “we” or “the Company”),  Thomas Bontems (“Bontems”) and Sun Xin (“Buyer) entered into a Securities Purchase Agreement dated as of September 10, 2007 (the “Securities Purchase Agreement”), pursuant to which Sun Xin agreed to purchase from Bontems a total of 22,000,545 shares of common stock of the Company and the Company agreed to issue 2,061,200 shares of common stock of the Company to Sun, Xin, representing an aggregate of 24,061,745 shares, or 51.53% of the total issued and outstanding shares of common stock of the Company on a fully-diluted basis.

The purpose of  Buyer’s acquisition of 51.53% of the Company’s common stock pursuant to the Securities Purchase Agreement was to acquire majority control of the outstanding common stock of the Company and thereafter negotiate a share exchange agreement with management of the Company under which Buyer  would exchange all of the share capital of China Health Industries Holdings Limited (“China Health”) for common stock of the Company, with China Health becoming a wholly owned subsidiary of the Company.

The Asset Purchase and Sale Agreement

Pursuant to the Securities Purchase Agreement, the Company and Universal Fog Systems, Inc. (“Universal Fogs Systems”) entered into an Asset Purchase and Sale Agreement on September 10, 2007  under which the Company agreed to transfer to Universal Fog Systems all of its assets and liabilities in two separate closings.

The terms of the Asset Purchase and Sale Agreement provide that the liabilities of the Company were transferred on September 10, 2007 to Universal Fog Systems. The assets of the Company would be transferred in a second stage closing after the share exchange with China Health is consummated (see below).

The second closing on the Asset Purchase and Sale Agreement occurred on December 31, 2008 simultaneous with the closing of the Share Exchange Agreement, wherein all the assets of the Company were transferred to Universal Fog Systems.

The Share Exchange Agreement

As the majority shareholder of the Company, the Buyer was successful in negotiating a share exchange agreement with Harbin Humankind Biology Technology Co. Limited (“Harbin Humankind”), dated for reference as of October 15, 2007 (the “Share Exchange Agreement”), in which all of the issued and outstanding shares of common stock China Health would, at closing, be exchanged for 60,000,000 shares of common stock of the Company.  Harbin Humankind is a wholly-owned subsidiary of China Health.

The share exchange was conditioned on the prior consummation by the Company of a 1:20 reverse stock split of the common stock of the Company, which was completed and effective on November 13, 2008.

The share exchange closed on December 31, 2008.   As a result, Sun Xin now owns 61,203,088 shares of common stock, representing 98.3% of the 62,234,737 total outstanding shares of common stock of the Company.

Also, as a result of the share exchange, the corporate structure of the Company is now as follows:

The foregoing description of the Securities Purchase Agreement, Asset Purchase and Sale Agreement and Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, which were filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K/A on February 20, 2008 and Exhibit 10 to the Company’s Current Report on Form 8-K on October 24, 2007, respectively and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

As described in detail in Item 1.01 above, we acquired all the issued and outstanding shares common stock of China Health, and accordingly our principal business became the business of Harbin Humankind (the wholly-owned subsidiary of China Health), which is the business of manufacturing and distributing a variety of healthcare and beauty products in the People’s Republic of China.

DESCRIPTION OF OUR BUSINESS

All reference to the “Company,” “we,” “our” and “us” for periods prior to the after the closing of the Share Exchange Agreement include to China Health Industries Holdings Limited and  Harbin Humankind Biology Technology Co., Limited, and references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Securities Purchase Agreement refer to “Universal Fog, Inc.”

Our Corporate Structure

We were incorporated in the state of Arizona on July 11, 1996 and were the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, we entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and our name was changed to Universal Fog, Inc.. Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly-owned subsidiary of Edmonds 6.

We began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States.  Our primary product was a misting system which consisted of a high pressure pump assembled to specifications.

Pursuant to the Securities Purchase Agreement dated as of September 10, 2007 between the Company, Bontems and Sun Xin, we experienced a change in control whereby Sun Xin acquired a total of 22,000,545 shares of common stock of the Company from Bontems and the Company issued 2,061,200 shares of common stock of the Company to Sun  Xin, such that upon consummation of the agreement, Sun Xin held an aggregate of 24,061,745 shares, or 51.53% of the total issued and outstanding shares of common stock of the Company on a fully-diluted basis.

Pursuant to the Asset Purchase and Sale Agreement dated  September  10, 2007 between the Company and Universal Fog Systems, Inc., we then transferred all our liabilities to the latter on September 10, 2007 and similarly, all our assets on December 31, 2008.

On December 31, 2008, we  acquired the business of Harbin Humankind Biology Technology Co. Limited through the acquisition of all the share capital of China Health Industries Holdings Limited under the Share Exchange Agreement dated October 15, 2007.

As a result of the above, China Health is now our wholly-owned subsidiary and Harbin Humankind is, in turn, our indirect wholly-owned subsidiary.

Business Overview

Harbin Humankind Biology Technology Co., Limited (“Harbin Humankind”) was incorporated under the People’s Republic of China on December 14, 2003 and completed its GMP certification on April 24, 2007.  It is in the business of the manufacture and sale of health products, “green” (or organic) food and the detection of disease susceptibility or pre-disposition through genetic studies.

Harbin Humankind has a wholly-owned subsidiary, Harbin Huimejia Medicine Company (“Huimeijia”) which was incorporated on October 14, 2008.   Huimeijia will be producing and selling our medical drugs after it has been GMP-certified (as defined in the section entitled “Our Business Plan” below).

Our business is conducted through chain-stores and, with regard to the sale of our products, eventually over the internet.

We also serve as an OEM manufacturer on an ad hoc basis for the production and packaging of various health food and health food supplements.  In the fiscal year ended June 30, 2008, our two largest OEM customers were Hayao Group Shiyi Branch and Qingdao Shiyitang Bio-Technology Co.,Ltd.

Products
We presently have, through Huimeijia, the license to manufacture 19 medical drugs and have obtained a State Drug Approval Issue number for each of these drugs.  Huimeijia is in the process of being GMP certified in order to commercially manufacture and sell its medical drugs.

We have, through Harbin Humankind, the license to manufacture and sell two health supplement products which have a State Good Health Issue number assigned to each product (as provided below).  In additional Harbin Humankind distributes and sells 52 kinds of health food.

(i)	Health Supplements

Our “QunLe” brand Sailuozhi soft capsule, which is made from frog oil, soybean isoflavone,  procyanidine (made from grape seeds) and vitamin C, is for freckle removal and supplementing the water content of the skin. The certification number issued by the State Food and Drug Administration on August 29, 2007 is 2007B0837.

We have applied for a patent for this product (200610010394.4) under the name “Run Chao” from the National Bureau of Intellectual Property and are awaiting the application’s approval.

 We had initially applied for and used the trade name of “RunChao” soft capsules but are in the midst of changing this trade name to “Qunle”, subject to the approval of the National Bureau of Intellectual Property.

Pursuant to a Technology Transfer Agreement dated October 12, 2007, we purchased one other health product known as “Kindlink” brand propolis and black ant capsule made from propolis, black ant, acanthopanax, astragalus root from Beijing Jindelikang Bio-Technology Co.,Ltd (“Jindelikang”) and are in the application process of changing ownership of the product with the State Food and Drug Administration.  This product is consumed to boost one’s immunity. The certification number issued by the State Food and Drug Administration on August 20, 2004 for the license to manufacture the product is GuoShiJianZi G20040906.

(ii)	Health Food and Organic “Green” Food

Our health and organic “green” food products include (i) abalone, sea cucumber and frog oil soft capsules (Serial Number 016-2007), (ii) ganoderma lucidum and aweto soft capsules (Serial Number 017-2007), (iii) propolis soft capsules, (v) deep sea fish oil (Serial Number 012-2006),  (vi) liquid calcium (Serial Number 013-2006),  (vii) multi-vitamins (Serial Number  010-2007), (viii) soybean isoflavone (Serial Number 012-2006)  and (ix) royal jelly (Serial Number 011-2006).

The major suppliers of the raw materials for these products in 2006 and 2007 are:

	Name of Supplier	Products Supplied	Sales in 2007 (in dollars)	Sales in 2006 (in dollars)

1	Heilongjiang Jiusan Oil Co.,Ltd.	Bean Oil, Vitamin E	11,010.25	22,840.41
2	Jin Shui Xinli Gelatin Inc.	Gelatin	26,705.71	21,083.45
3	Henan Purui Bee Co.,Ltd.	Propolis	31,625.18	26,354.32
4	Zhengzhou Ruipu Bio-Technology Co.,Ltd.	Calcium Carbonate	6,588.58	3,600.32

(iii)	Medical Drugs

Huimejia was merged into Harbin Dong Feng Medicine Company which owned the license to manufacture 19 medical drugs. Huimejia has applied to the Heilongjiang Food and Medicine Supervising Bureau to change the owner of the license for these 19 medical drugs to Huimeijia and is awaiting approval.

A description of these 19 medical drugs is as follows:

Serial No	Product	Efficacy
1	Stomach-Tonic Tablets	Invigorating stomach and relieving pain. Used in the treatment of pain from stomach distention, eructation with fetid odor and fecal disorders caused by gasterasthenia and dyspeptic retention.

2	Pediatric Compound Sulfamethoxazole Tablets (0.125g)
Used in the treatment of 1. Urinary tract infection caused by sensitive strains of Escherichia coli, Klebsiella, Enterobacter, Proteus mirabilis, Bacillus proteus and Proteus morganli. 2. Acute otitis media in children over 2 years old caused by Streptococcus pneumoniae or Hemophilus influenza. 3. Acute episode of adult chronic bronchitis caused by Streptococcus pneumoniae or Hemophilus influenza. 4. Intestinal infection and Shigella infection caused by sensitive strains of Shigella flexneri and Shigella sonnei. 5. Pneumonia caused by Pneumocystis carinii. 6. Prevention of pneumonia caused by Pneumocystis carinii. This  product can be used for patients with a history of pneumonia caused by Pneumocystis carinii or adult HIV-infected patients whose CD4 lymphocyte count is ≤200/mm3 or is less than 20% of lymphocyte count. 7. Turista caused by enterotoxic Escherichia coli.

3	Pediatric Compound Sulfamethoxazole Tablets (0.25g)	Same as above.

4	Pipemidic Acid Tablets	Used to treat urinary tract infection and bacterial infection of the intestines caused by sensitive gram negative bacilli.

5	Metamizole Sodium Tablets
Used to relieve fever caused hyperpyrexia and also for headache, migrainous headache, courbature, arthralgia, menalgia etc. The product also has strong anti-rheumatism effects and can be used for acute rheumatic arthritis, but because the product may induce severe adverse reaction, it is seldom applied in the treatment of  rheumatic diseases.

6	Paracetamol Tablets	Used for fever caused by common cold or epidemic influenza and also for relieving light and moderate pain such as headache, arthralgia, migraines, tooth ache, courbature, neuralgia and menalgia.

7	Pediatric Paracetamol, Artificial Cow-bezoar and Chlorphenamine Maleate Tablets	Used to relieve fever, headache, aching pain in extremities, sneezing, rhinorrhea, nasal obstruction, pharyngodynia and other symptoms in children caused by common cold or epidemic influenza.

8	Compound Theophylling Hydrochloride Tablets	Used to treat bronchial asthma.

9	Powerful Loquat Syrup	Used for the treatment of coughing and reduction of sputum caused by bronchitis.

10	Purple Orange Cough Syrup	Relieving cough and eliminating sputum. Used to relieve coughing and excessive phlegm as well as expectoration.

11	Cough Syrup of Loquat Leaf	Used to clear lungs, relieve coughs and eliminate sputumand excessive phlegm.

12	Children's Cough Syrup	Eliminating phlegm and relieving cough. Used to relieve coughs caused by the common cold in children.

13	Pentoxyverine Citrate and Ammonium Chloride Syrup	Used for cough and expectoration.

14	Schisandra Syrup	Tonifying vital energy and invigorating the kidneys. Used in the treatment for neurastheria, dizziness and insomnia.

15	Ginseng Oral Liquid
Used to nourish renal “qi” and promote fluid production to quench thirst. Used to treat fatigue and acratia caused by deficiency of vital energy as well as poor appetite, cardiopalmus and shortness of breath, insomnia and forgetfulness.

16	Compound Fluououracil Oral Solution	Used in the therapeutic treatment of digestive tract cancer (colon carcinoma and gastric carcinoma), mammary adenocarcinoma, primary hepatic carcinoma.

17	Gossypol, Potassium Chloride and Vitamins B Capsules	Used in the treatment of uterine bleeding brought on by menopause.

18	Compound Belladonna and Aluminum Hydroxide Powder	Used for relieving stomach pain, brash (heartburn) and acid reflux caused by gastric hypersecretion.

19	Gentian and Sodium Bicarbonate Powder	Used for anorexia, gastric hypersecretion and dyspepsia.

Distribution

We signed a non-exclusive cooperation agreement with the Commercial Bureau of Qing’an County, Heilongjiang on September 17, 2008.  Under the agreement, various affiliated companies of the Commercial Bureau will provide organic food and green food products to us for distribution and sale throughout the PRC.

We will order products from the Commercial Bureau and such products will be delivered within 20 days of placing the order.  The price for these products fluctuate within a 3% range from its wholesale price, but we are not restricted in any way in dictating the retail price for such products.  We typically have an average profit margin of approximately 20%.  We sell these products through our store and eventually the internet.

The organic health food we order from the Commercial Bureau and sell under the brand names of the affiliated companies of the Commercial Bureau includes:

•	Auricularia Auricula Extracts,
•	Polysaccharide Of Group Mushroom,
•	Grape Seed,
•	Momordica Charantia Extracts,
•	Pumpkin Polysaccharide,
•	Carotene,
•	Wheat Germ Oil,
•	Seabuckthorn Oil,
•	Health Gruel Series: Red Date Gruel, Agaric Gruel, Eight-Treasure Gruel, Medlar Gruel, Walnut Gruel, Chinese Yam Rhizome Gruel, Longan Gruel, Gingko Gruel, Lipid-Lowering Gruel,
•
Health Tea Series: Fire Clearing Tea, Antihypertensive Tea, Glucose-Lowering Tea, Lipid-Lowering Tea, Detumescence Tea, Throat Smoothing Tea, Skin Nourishing Tea,Heat-Relieving Tea, Pharyngitis Tea, Precious Eight-Treasure Tea, IT Tea,

•	Cold-Region Grains: Green And Harmless Series, Barley, Buckwheat, Maize Debris, Kidney Bean, Adzuki Bean, Mung Bean, Sorghum Rice, Semen Coicis, Rice, Soy, Glutinous Rice, Milet, Oat,
•	Northeast Precious Mountain Product Series: Black Fungus, White Fungus, Arimillaria Mellea, Shiitake Fungus, Hericium Erinaceus,
•	Miscellaneous Mushrooms,
•	Pteridium Aquilinum, Swertia,
•	Dry Products Of Vegetables, Nuts, Filbert, Pine Nut, Cathay Hickory, Walnut, Peanut, Fig, Pistachio,
•	Dry Products of Fruits.

OEM Manufacture

We serve as an OEM manufacturer on an ad hoc basis for the production and packaging of various health food and health food supplements.  In the fiscal year ended June 30, 2008, our two largest OEM customers were Hayao Group Shiyi Branch and Qingdao Shiyitang Bio-Technology Co.,Ltd.  As an OEM manufacturer, we are typically responsible for obtaining the necessary raw materials, manufacturing the products according to the customer’s specifications, conducting quality testing, and packaging and preparing the products for sale.

Gene Studies

Genes are the basic elements of life. The makeup of certain genetic predisposes someone to certain types of diseases.  Accordingly, the purpose of the genetic study services we provide to our customers is to educate them on their pre-dispositions or susceptibility to certain types of diseases.

We entered into a cooperation contract with Shanghai Hujing Bio Technology Co., Ltd (“Hujing”) on February 28, 2008.  Pursuant to this agreement, we will collect genetic samples from our customers using simple oral smear techniques and then send it to Hujing for analysis.  The test fee paid by the client to us is RMB 9800 per test. Hujing will then deliver a report to us for each sample which we will transmit to our customers.  We will pay Hujing RMB1500 per sample to run the relevant tests and deliver a report, If the report proves to be faulty, follow-up reports related to the same sample will be provided free of charge.

E-business

We are in the process of building the infrastructure to conduct our business over the internet by setting up a B2C e-business call and sales center.  We have employed graduates from Qinghua University, Harbin Industry University and Harbin Engineering University to develop the ERP, CRM and OA software for our e-business.

Our Customers

For the fiscal year ended June 30, 2008, we had sales revenue of  $817,154.60.

Our top ten customers (of which none contributed to more than 5% of our total sales) are:

	Name of Customer	Products Sold	Sales in 2008 (in dollars)	% of Sales in 2008

1	Ha Yao Group Shiyitang branch	OEM Manufacture of Silver Propolis soft capsule, Bitter Propolis soft capsule, Runjie soft capsule, Stichopus japonicus Frog seed Oil, Propolis and Aweto Frog seed Oil	26,394.09	3.23%
2	Tian Qizhi	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft capsules	2,4789.12.00	3.04%
3	Lin Zhaoxia	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	18,698.45	2.29%
4	Liu Qiuju	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	18,698.45	2.29%
5	Liu Songyan	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	18,698.45	2.29%
6	Wang Yuqing	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	18,698.45	2.29%
7	Qiu Zhijun	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	13,755.19	1.68%
8	Li Shuqin	abalone, sea cucumber and fog oil soft capsules, ganoderma lucidum and aweto soft	13,755.19	1.68%
9	Qingdao Shiyitang Bio-technology Co.,Ltd.	OEM Manufactureof “Liyuan” brand Calcium Supplement with Vitamin Chewable Tablets, “Feitersi” brand Calcium Iron Zn Chewable Tablets, Vitamin for Kids, Calcium powder for Kids, Gujin Zhuanggu Powder, Calcium with Vitamin Powder, Huanghuashou capsule, American Ginseng capsule, Vitamin E capsule and soybean isoflavone capsule	87,692.33	1.57%
10	An Shan Hengkang Medicine Co.,Ltd.	propolis soft capsules	9,930.49	1.22%
11	Other customers		640,812.64	78.42%
	TOTAL		817,154.60	100.00%

Manufacture

We manufacture our products on a plot of land located in Harbin Song Bei Qu Jin Xing Industrial Park. On June 7, 2004, the Company entered into a Land Use Purchase Contract with the local government, pursuant to which the Company agreed to purchase the right to use a piece of land, approximately 8 acres (32,000 square meters), located in Harbin County, Heilongjiang Province for commercial purposes and a fifty-year period June 7, 2004 through June 6, 2054, for $637,261 (RMB5,248,000), which the Company has fully paid to the seller on June 13, 2004. The Department of Housing and Urban Development of Harbin City approved this transaction. The Company is in the process of applying for the title certificate from the local government. The manufacturing facility on the land is 4,000 square meters and there are 5 lines which is sufficient for the company’s purposes. We package our products in bottles, plastic containers and aluminum foil bags there.

We plan to build a gene laboratory in the same industrial park to conduct gene studies, drug screening and the development of new drugs.  We have already signed a letter of intent with the Songbei District government to purchase 30,000 square meters of land to build a new factory on December 3, 2008 and plan to purchase the land in 2009.  The total investment budgeted for the construction of the factory would be RMB 80,000,000.

Our Development Strategy

We will start the production and sale of our “Qunle” brand Sailuozhi soft capsules and “Kindlink” brand propolis and black ant capsule in 2009 and will set up the stores in large cities of Northeast China.  We anticipate that our sales for 2009 will amount to RMB 50 million (approximately $7,145,000) in 2009 plus sales from our medical products and B2C e-business.

Our sales target for 2010 is RMB 200 million (approximately, $28,570,000).  We will focus on combining our products with traditional Chinese medicine, the creation of new products, and developing our B2C e-business and chain-stores.

Our sales target for 2011 is RMB 500 million (approximately, $71,430,000). We will implement health management projects in our stores throughout China and establish a database of our clients’ health from data obtained from our B2C e-business and call center.

Our business model is to establish a one-stop shop for our customer’s health needs. From conducting a genetic profile of our customer to determine his/her susceptibility to certain types of diseases and then customizing health supplements and organic/green  food to meet his/her needs, we plan to cater to our customer’s needs at all levels.  With the distribution network we hope to establish through our chain stores and B2C e-businesses, we plan to eventually branch into the sale and distribution of beauty products and medical appliances.

The Future

Within next 10 years, our goal is to:

1.	Increase product coverage in target markets; achieve 20%-30% coverage
2.	Enter into the medicine, health product, health industry top 500 companies in China
3.	Form a diversified management group
4.	Create an internationally famous brand
5.	Enter into the international market

Our Business Plan

The plans designed to meet our sales and profit targets include:

•	Manufacturing :

(a)	improving the manufacturing techniques and staff training;
(b)	guaranteeing high quality material supply;
(c)	strengthening the working procedure controls;
(d)	implementing Good Manufacturing Practices (“GMP”)* to ensure a compliant standard in the food and medical industries;
(e)	ensuring that all employees have adequate training in health regulations

•	Marketing: Adopt an effective marketing mode to:

(a)	utilize direct distribution of products to chain stores nationwide;
(b)	build business alliances with well-known enterprises to create private label brands;
(c)	expand the marketing of our products beyond the traditional methods;

•	Product Distribution:

(a)	enlarge our sales and marketing force while developing new markets;
(b)	strengthen the distribution channel by developing promotion strategies and participating in trade shows;
(c)	develop 3-5 new products to market each year;
(d)	develop new markets through innovation and research

Our approach to manufacturing, marketing, cost control and products distribution, which is detailed above, is designed to minimize production costs and increase revenue at the same time. We feel that our procedures will enable us to reach our sales goals with an optimal manufacturing cost. The result should yield profits and a return to our investors.

*
Good Manufacturing Practice or “GMP” is a term that is recognized worldwide for the control and management of manufacturing and quality control testing of foods and pharmaceutical products. An important part of GMP is documentation of every aspect of the process, activities, and operations involved with drug and medical device manufacture. Additionally, GMP requires that all manufacturing and testing equipment has been qualified as suitable for use, and that all operational methodologies and procedures (such as manufacturing, cleaning, and analytical testing) utilized in the drug manufacturing process have been validated (according to predetermined specifications), to demonstrate that they can perform their purported function(s).

The Market for Healthcare and Beauty Products

The health product industry is one of the mainstay industries in the People’s Republic of China, since it has a high level recognition and importance. Recently there have been new policies for health products, which control quality, manufacturing, manufacturing environments and techniques. With China’s large and aging population there will be a steady demand for healthcare products. It is predicted that the healthcare and beauty industry will flourish over the next 50 years.

The Healthcare Product Market in the People’s Republic of China

At present, the Chinese healthcare market is growing rapidly and the demand for Chinese medicine and healthcare products has doubled every year. According to certain estimates, the PRC is the world’s fifth largest healthcare product market and by the year 2020, the size of the Chinese healthcare product market may exceed the United States and become the number one largest healthcare market.

Production: According to certain estimates, approximately 5,500 healthcare manufacturers and companies have passed China’s Good Manufacturing Practice standards. This includes over 500 Sino-Foreign Joint Ventures.  At present, we estimate that China can produce approximately 40 chemical pharmaceutical preparations, approximately 4,000 varieties, and over 1,500 varieties of chemical pharmaceutical raw materials.

Sales: According to “Forecasts for China’s Medical Economy in 2009” published by the South Economic Research Institute of the State Food and Drug Administration, at present, 80% of Chinese medicines are sold at hospitals and about 20% at retail drugstores.

The Healthcare Product Market in the Heilongjiang Province, People’s Republic of China

The healthcare product industry is the major industry in Heilongjiang Province. Harbin Pharmaceutical Group Health Technology has been the market leader in China for many years. According to a study conducted by Harbin Pharmaceutical Group in 2008, over the last 10 years products of the Harbin Pharmaceutical Group Sixth Pharm Factory, and Flaming Sun Group have been among the most popular healthcare foods and products in China.

Competition in the Healthcare Products Industry

We believe our competitors are:

Harbin DaZhong Pharmaceutical Co., Ltd.
Harbin ShenXinJianKang Co., Ltd.
Tsinghua Unisplendour Corporation Limited

Our Competitive Advantages and Strategy

We believe that we have the following competitive advantages over our competitors:

•	We are the only enterprise that passed the Professional health product GMP standards in Heilongjiang Province. Our competitors are all medicine manufacturers.
•	We have more categories of products and a diversified production line.
•	We have lower cost and operating expenses.
•	We have a strong and effective research and development team.
•	We are a self-owned enterprise, and have the support of the local government.
•	We have a geographical advantage being located in Heilongjiang Province, the center of the healthcare industry in China.

Sales and Marketing

We presently operate a 200 square meters distribution store which we have leased from the Harbin Huadong Plaza Realty Management Co., Ltd  located at 16th Floor of Ha’er International Plaza,  66-3, Heping Road, Harbin .

We plan to open more such stores throughout the PRC.  Customers who are members of our stores will enjoy discount privileges off our products and sercices. Complementing these stores, we plan to develop a 24-hour delivery system for our B2C e-business.

We are the Official Sponsor Product for the 24th Winter Universiade at Harbin in 2009.  In order to promote our products and services, we plan to advertise in healthcare magazines, participate in conferences and exhibitions and advertise on television and newspapers.

In  fiscal year ended June 30, 2007, we spent $20,000 on marketing and have budgeting $30,000 for advertising and promotion for the current fiscal year.

Intellectual Property

We are applied for a patent for our “RunChao” brand Sailuozhi soft capsule from the National Bureau of Intelligence Property.  Our application (200610010394.4) was accepted and is pending approval.

We had initially applied for and used the trade name of “RunChao” soft capsules but are in the midst of changing this trade name to “Qunle”, subject to the approval of the National Bureau of Intelligence Property.

Pursuant to a Technology Transfer Agreement dated October 12, 2007 (“Kindlink Technology Transfer Agreement”), we purchased for a total of RMB350,000 the technology, manufacturing, and trademark rights to the health product known as “Kindlink” brand propolis and black ant capsule made from propolis, black ant, acanthopanax, astragalus root from Jindelikang and are in the process of changing the registered ownership of the product with State Food and Drug Administration.  This product is consumed to boost one’s immunity. The certification number issued by the State Food and Drug Administration on August 20, 2004 to permit the manufacture of the product is GuoShiJianZi G20040906.

We have following 3 trademarks:

Trademark	Certificate No.	Category	Registrant	Valid Term

“Qunle”	No.3895929
No.5 : Dietetic foods adapted for medical purposes; Food preparations adapted for medical purposes; Albuminous milk; Dietetic beverages adapted for medical purposes; Milk sugar; Diabetic bread; Albuminous foodstuffs for medical purposes; Food for babies; Dietetic substances adapted for medical use; Nutritional additives for medical purposes
			Harbin Humankind	7/7/2006 to 7/6/2016
“Qunle”	No.3896026
No.5 : Dietetic foods adapted for medical purposes; Food preparations adapted for medical purposes; Albuminous milk; Dietetic beverages adapted for medical purposes; Milk sugar; Diabetic bread; Albuminous foodstuffs for medical purposes; Food for babies; Dietetic substances adapted for medical use; Nutritional additives for medical purposes
			Harbin Humankind	7/7/2006 to 7/6/2016
“Wangzu”	No.4857905
No.30: Molasses for food; Honey; pollen healthy grease; tortoise tuchahoe paste; breed columbine extract; helix alga; non-medicial nutrition liquid; non-medicial nutrition powder; non-medicial nutrition capsule; sugar candy bird’s nest
			Harbin Humankind	5/14/2008 to 5/13/2018

As set forth in the Kindlink Technology Transfer Agreement, we also purchased the following trademark from Jindelikangand have applied with State Trademark Department to change the ownership of the trademark from Jindelikang. to Harbin Humankind as of December 11, 2008:

“Kindlink”	No.3236981	No.5: Food preparations adapted for medical purposes; Dietetic substances adapted for medical use	Jindelikang	12/7/2003 to 12/06/2013

Regulation

The laws governing our business are as follows:

•	Pharmaceutical administration law of the People’s Republic of China enacted January 12, 2001
•	Healthcare registration and administration law, enacted January 7, 2005
•	Measures for the Administration of Pharmaceutical Trade License, enacted January 4, 2004
•	Measures for the Supervision Over and Administration of Pharmaceutical Production, enacted May 8, 2004
•	Regional regulation: Heilongjiang Regional Medicinal Materials Resource Protection Bylaw, enacted January 8, 2005

 Employees

We have 36 employees including 5 officers, 6 researchers, 5 salesperson, 3 administrators, 17 workers in manufacturing.  We believe that we are in compliance with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

We also have 75 independent workers for packing and 40 independent salespersons.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and other information contained in this Current Report on Form 8-K before to deciding to investin our common stock.

Our future revenue will be derived from the sale of healthcare products and the manufacturing of the same. Our business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to our business and financial condition.

Risks Related To Our Company

Our auditors have raised substantial doubt about our ability to continue as a going concern. This going concern qualification is based on that the fact that we incurred net losses of $97,046 and $38,196 for the fiscal years ended June 30, 2007 and 2006, respectively. In addition, we had a working capital deficiency of $698,410 at June 30, 2008. These factors raise substantial doubt about our ability to continue as a going concern.

Our auditors have raised substantial doubt about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources could force us to substantially curtail or cease operations and could, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing owners.

If the Company does not obtain financing when needed, its business will fail.

As of June 30, 2008, we had cash and cash equivalents on hand in the amount of approximately $35,251 (audited) and as of September 30, 2008, we had cash and cash equivalents of approximately $7,859 (unaudited).  We predict that we will need approximately $5 million to implement our business plan and meet our capital expenditure needs over the next three years.  We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for our products, production costs, availability of credit, prevailing interest rates and the market prices for our common stock.

The success of our business depends upon the continuing contributions of our  Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or our inability to attract new employees could have a negative impact on our business.

We rely heavily on the services of Mr. Sun, Xin, our Chief Executive Officer, as well as several other senior management personnel. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel represent a significant asset and provides us with a competitive advantage over many of our competitors. We believe that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. For example, we presently do not have any directors or officers experienced with public company SEC reporting and financial reporting requirements and we will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over-the-Counter-Bulletin Board on which our common stock is traded (not currently required by OTCBB or SEC).  In addition, as a result of failure to engage qualified personnel we may be unable to meet our responsibilities as a public reporting company under the rules and regulations of the SEC.  In this regard, we currently engage consultants to prepare SEC reporting and financial reporting documents, and, in the future, may not be able to retain such consultants due to a shortage of financial resources. None of our key personnel is a party to any employment agreement. We do not currently maintain any “key man” life insurance with respect to any of such individuals.

Future sales of our equity securities will dilute existing stockholders.

To fully execute our long-term business plan, we may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to our existing stockholders.

Subject to he receipt of additional capital required, we plan to grow very rapidly, which will place strains on management and other resources.

We plan to grow rapidly and significantly expand our operations. This growth will place a significant strain on management systems and resources.  We will not be able to implement our business strategy in a rapidly evolving market without an effective planning and management processes. We have a short operating history and have not implemented sophisticated managerial, operational and financial systems and controls. We are required to manage multiple relationships with various strategic partners, and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and our systems, procedures or controls may not be adequate to support our operations and management may be unable to manage growth effectively. To manage the expected growth of our operations and personnel, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our growing employee base. We will be required to expand our finance, administrative and operations staff. We may be unable to complete in a timely manner the improvements to our systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to the Healthcare Businesses

There are risks of increasing regulation of the healthcare industry in the People’s Republic of China and internationally that could have a material adverse impact on our business.

In the next 20 years, our central government as well as international regulatory bodies will focus more attention on the healthcare and beauty industry. As a result, our enterprise will have to satisfy both Chinese regulations and international regulations applicable to our industry. The cost of compliance may be high and may make the production of some healthcare and beauty products too expensive to successfully market. In such event, our business could be negatively impacted and revenues and earnings could decline.

GMP certification threatens our business with standards that will make all manufacturers produce similar products, which will take away any competitive edge.

After a company passes the GMP standards and is certified, its production methods may become homogeneous. As a result, many products will become identical and there will be little differentiation in the marketplace. This will cause profits for the manufacturer to decline and there will be few manufacturers with a competitive edge.

The Company must be successful in executing a complex business plan or it may fail to remain competitive in the industry.

Our business plan includes an emphasis on increasing research and development, strengthening our marketing and distribution capabilities and assuring a quality product. In the event that we fail to deliver on any of these strategies, we may fail to remain competitive in our industry.

Foreign companies with more capital, well developed business strategies and superior technology represent a threat to our business.

Foreign companies often have more capital, superior technology and well developed business strategies when they come to compete in the Chinese market.  They threaten our existence and we must develop systems and strategies to deal with them or we will go out of business. The protectionism of domestic industry that once existed is gone when it comes to international competitors.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our products and our business.

All of our operations are conducted in the PRC and all our revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all our revenue in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As we rely principally on revenue earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flow, revenue and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent the Company from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of our revenue is derived, could have an adverse effect on our operations.  Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and all of our sole director and officer resides outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and our officer and director in the U.S. or to enforce U.S. court judgment against the Company or him in the PRC.

Our sole director and officer reside outside of the United States. In addition, China Health is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or our officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Securities Purchase Agreement

Our Chief Executive Officer, Mr. Sun, Xin, beneficially owns 51%  of our outstanding common stock, which gives him working control over certain major decisions on which our stockholders may vote, which may discourage an acquisition of the Company.

As a result of the closing under the Securities Purchase Agreement, our sole executive officer, Mr. Sun Xin, will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

• Electing or defeating the election of directors;
• Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;
• Effecting or preventing a merger, sale of assets or other corporate transaction; and
• Controlling the outcome of any other matter submitted to the stockholders for vote.

Our stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, we expect these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, we also expect that these new rules and regulations may make it more difficult and expensive for the us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Share Exchange Agreement

As a result of the Share Exchange, China Health has become a wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, China Health has become a wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the share exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if China Health had remained privately-held and did not consummate the share exchange.

In addition, it may be time consuming, difficult and costly for China Health to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. China Health may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If China Health is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, China Health may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Because China Health became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with China Health's becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Risks Relating to the Reverse Stock Split

Holders of common stock of our common stock will own one-twentieth as many shares after the reverse stock split, although the price per share may increase. Their proportionate ownership of the Company will decrease when the 60,000,000 share issuance is taken into account, and Sun, Xin will own 98.3% of the issued and outstanding shares of common stock. In addition, there may be a negative impact on the price of our common stock due to Rule 144 sales of the shares issued.

As a result of the 1:20 reverse stock split and the issuance of 60,000,000 shares in the share exchange, Sun Xin owns 98.3% of the issued and outstanding shares of common stock of the Company. Former holders of up to an aggregate of 48.7% of the total outstanding shares owns approximately 1.7 % of our issued and outstanding common stock. This severe dilution in ownership will affect every shareholder except Sun Xin. There may also be a negative impact on the price of our common stock to the extent of any Rule 144 sales of the shares issued in the share exchange.

There can be no assurance that the stock price of our common stock will increase proportionately or at all as a result of the reverse stock split.

The post-split price of our common stock may not increase as a result of the 1:20 reverse stock split, with the result that the shareholders of the Company may have a lower percentage ownership of the total issued and outstanding common stock without a higher compensating market price.

Risks Relating to the Common Stock

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	Additions or departures of key personnel;
•
Limited “public float” following the Securities Purchase Agreement, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Our ability to execute our business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  Our common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol “UVFO”.   Should we fail to satisfy the quotation standards for the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock is deemed a “penny stock”, which will make it more difficult for investors to sell their shares.

The Company’s common stock is subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. Since the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Provisions of our Articles of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of our Articles of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for our stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, our Articles of Incorporation allows us to issue 10,000,000 shares of preferred stock without any vote or further action by stockholders.

Volatility in our common stock price may subject the Company to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation, By-Laws and Delaware law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation and By-Laws contain a provision that provides for indemnification of directors and officers against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement by any such person in any proceeding that they are made a party to by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duties.  Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit the Company and our stockholders.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operation of the Company for the fiscal years ended June 30, 2008 and 2007, and for the three months ended September 30, 2008 and 2007 should be read in conjunction with the selected financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use terms such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “The Company,” “its” and “us” refer to China Health Industries Holdings Limited and its wholly owned subsidiary, Harbin Humankind Biology Technology Co. Limited.

Company Overview

China Health Industries Holdings Limited ("China Health" or the "Company") was incorporated on July 20, 2007 in Hong Kong under the Companies Ordinance as a limited liability company. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

Harbin Humankind Biology Technology Co., Limited ("Harbin Humankind") was incorporated in Harbin City, Heilongjiang Province, the People's Republic of China (the "PRC") on December 14, 2003, as a limited liability company under the Company Law of PRC. The Company is engaged in the business of production and distribution of healthcare and beauty products.

On August 20, 2007, the sole shareholder of the Company entered into a Share Purchase Agreement with the owners of Harbin Humankind. Pursuant to the Agreement, the Company purchased 100% of the ownership in Harbin Humankind for a cash consideration of $60,408. Subsequent to completion of the Agreement, Harbin Humankind became a wholly-owned subsidiary of the Company. The share purchase transaction is being accounted for as a “reverse merger,” since the owner of Harbin Humankind owns a majority of the outstanding shares of the Company’s common stock immediately following the execution of the Agreement. Harbin Humankind is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements for periods prior to the Agreement are those of Harbin Humankind and are recorded at the historical cost basis. After completion of the Agreement, the Company’s consolidated financial statements include the assets and liabilities of both China Health and Harbin Humankind, the historical operations of Harbin Humankind and the operations of the Company and its subsidiaries from the closing date of the Agreement.

Results of Operations

Three Months Ended September 30, 2008 Compared to the Three Months Ended September 30, 2007

Revenue. Our revenue increased $285,383, or 34,634%, to $286,207 for the three months ended September 30, 2008, compared to revenue of $824 for the three months ended September 30, 2007. The significant increase in revenue is directly due to the introduction of two new products.. With the new production facilities in place, the development of new production lines and the new marking strategy, our output and sales increased significantly.

Cost of Sales. Our cost of sales increased $245,739, or 4,644%, to $251,031 for the three months ended September 30, 2008, compared to cost of sale of $5,292 for the three months ended September 30, 2007. These costs increased as a result of the increased sales, increased labor costs and an increase in depreciation due to newly-purchased machinery.

Gross Profit. We had gross profit of $35,176 for the three months ended September 30, 2008, compared to gross loss of $4,468 for the three months ended September 30, 2007. This increase was primarily attributable to the increase in our revenue which was partly offset by our increase in cost of sales.

Operating Expenses. Operating expenses decreased $14,759, or 33%, to $30,135 for the three months ended September 30, 2008, compared to operating expenses of $44,894 for the three months ended September 30, 2007. The decrease is because we spent $20,000 one time consulting fee in the three months ended September 30, 2007.

Net Loss. Net loss for the three months ended September 30, 2008 was $8,773, compared to net loss for the three months ended September 30, 2007 of $57,681. The decrease was attributable to us enlarging our production scale and developing new production lines as discussed above. .

Comprehensive Income (Loss). Comprehensive loss for the three months ended September 30, 2008 was $3,637 compared to comprehensive income for the three months ended September 30, 2007 of $51,557. The comprehensive income (loss) includes the contribution of foreign currency translation gains.

Liquidity and Capital Resources

We had a working capital deficit of $836,323 as of September 30, 2008.

During the three months ended September 30, 2008, net cash decreased by $27,392 consisting of $66,829 used in operating activities, $1,412 used in investment activities, $62,265 provided by financing activities and effects of foreign exchange on cash of $21,416.

Net cash used in operating activities decreased in 2008 versus 2007 primarily due to changes in working capital associated with the increase in revenue due to the introduction of two new products, partially offset by the increase in production cost and operating expenses.

The primary drivers of cash used in investing activities were capital spending. Cash used in investing activities was $1,412 and $420 for three months ended September 30, 2008 and 2007, respectively. During the three months ended September 30, 2008, a total of $1,412 cash outflow was used to purchase new equipment and additions to facilities.

Net cash provided by financing activities for the three months ended September 30, 2008 consisted of proceeds from related party debt of $62,265, which is a critical source of our working capital funding.

Critical Accounting Policies and Estimates

The discussion and analysis of China Health and Harbin Humankind’s financial condition presented in this section are based upon the audited consolidated financial statements of China Health, including Harbin Humankind, which have been prepared in accordance with the generally accepted accounting principles in the United States. For purposes of this section entitled “Critical Accounting Policies and Estimates,” China Health and Harbin Humankind shall hereafter together be referred to as “China Health.” During the preparation of the financial statements China Health we were required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, China Health evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. China Health bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure about Critical Accounting Policy,” China Health identified the most critical accounting principles upon which its financial status depends. China Health determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. China Health presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. China Health recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable. Accruals are made for sales returns and other allowances based on China Health’s experience

Accounts Receivable, Trade and Allowance for Doubtful Accounts. China Health’s business operations are conducted in the People’s Republic of China. During the normal course of business, China Health extends unsecured credit to its customers. Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. At September 30, 2008, and 2007, no allowances for doubtful accounts were accrued.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. China Health reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of September 30, 2008 and 2007, the Company has determined that no reserves are necessary.

Impairment of Long-Lived Assets: China Health reviews all of its long-lived assets, including tangible and intangible long-lived assets, for impairment indicators at least annually and performs detailed impairment testing for all long-lived assets whenever impairment indicators are present. When necessary, China Health records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

Off-Balance Sheet Arrangements. China Health has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. China Health has not entered into any derivative contracts that are indexed to China Health’s shares and classified as shareholder’s equity or that are not reflected in China Health’s financial statements. Furthermore, China Health does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. China Health does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with China Health.

Income Taxes. China Health has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since China Health had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts September 30, 2008 and 2007. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that China Health has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation did not have a material impact on its financial position and results of operations.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of China Health’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The adoption of SAB No. 108 did not have a material effect on China Health’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year. China Health is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been selected are reported in earnings. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”) to significantly change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions and will change the accounting treatment for certain specific items, including:

•	acquisition costs will generally be expensed as incurred;
•	noncontrolling interests will be valued at fair value at the date of acquisition; and
•	liabilities related to contingent consideration will be recorded at fair value at the date of acquisition and subsequently remeasured each subsequent reporting period

SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. China Health will adopt SFAS No. 141(R) on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51, to establish new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. China Health will adopt SFAS No. 160 on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

Year Ended June 30, 2008 Compared to the Year Ended June 30, 2007

Revenue. Our revenue increased $746,735, or 4,428%, to $763,599 for the year ended June 30, 2008, compared to revenue of $16,864 for the year ended June 30, 2007. The significant increase in revenue is directly due to the introduction of two new products, which contributed $358,863 and $356,538 of total revenue. We purchased new production facilities at the end of 2006 enlarging our production scale and developing new production lines, which increased our output and sales in this period.

Cost of Sales. Our cost of sales increased $559,983, or 3,086%, to $578,129 for the year ended June 30, 2008, compared to cost of sale of $18,146 for the year ended June 30, 2007. These costs increased as a result of the increased sales, increased labor costs and an increase in depreciation due to newly-purchased machinery.

Gross Profit. We had gross profit of $185,470 for the year ended June 30, 2008, compared to gross loss of $1,282 for the year ended June 30, 2007. This increase was primarily attributable to the increase in our revenue which was partly offset by our increase in cost of sales.

Operating Expenses. Operating expenses increased $45,076, or 43%, to $150,568 for the year ended June 30, 2008, compared to operating expenses of $105,492 for the year ended June 30, 2007. The increase in total operating expenses was mainly attributable to the enlarged scale of our company consisting of increased selling, general and administrative fees, depreciation expense and amortization expense. Selling, general and administrative fees totaled $90,108 for the year ended June 30, 2008, compared to selling, general and administrative fees of $76,285 for the year ended June 30, 2007. This was mainly due to the fact that we engaged a third party company as our adviser for some strategic and operating issues and due to increased salaries. Depreciation and amortization expense increased $31,253 to $60,460 for the year ended June 30, 2008, compared to depreciation and amortization expense of $29,207 for the year ended June 30, 2007. This was due to the purchase of additional equipment at the end of fiscal 2006 and the purchase of additional intangible assets.

Net Loss. Net loss for the year ended June 30, 2008 was $32,713, compared to net loss for the year ended June 30, 2007 of $106,762. The decrease was attributable to us enlarging our production scale and developing new production lines (as noted above).

Comprehensive Income (Loss). Comprehensive income for the year ended June 30, 2008 was $202,312 compared to comprehensive loss for the year ended June 30, 2007 of $97,046. The comprehensive income (loss) includes the contribution of foreign currency conversion gains.

Liquidity and Capital Resources

We had a working capital deficit of $833,303 as of June 30, 2008.

During the year ended June 30, 2008, net cash increased by $26,954 consisting of $260,559 provided by operating activities, $273,292 used in investment activities, $47,691 provided by financing activities and effects of foreign exchange on cash of $8,004.

Net cash provided by operating activities increased in 2008 versus 2007 primarily due to changes in working capital associated with the increase in revenue due to the introduction of two new products, partially offset by the increase in production cost and operating expenses.

The primary drivers of cash used in investing activities were capital spending. Cash used in investing activities was $273,292 and $711,883 for year ended June 30, 2008 and 2007, respectively. A total of $90,556 cash outflow was used to purchase new equipment and additions to facilities and $182,736 was used to pay the payables that existed at June 30, 2007 related to the purchase of pharmaceutical patents and new equipment.

Net cash provided by financing activities for the year ended June 30, 2008 consisted of proceeds from related party debt of $118,779, which is a critical source of our working capital funding and distribution to principal shareholder of $71,088.

Critical Accounting Policies and Estimates

The discussion and analysis of China Health and Harbin Humankind’s financial condition presented in this section are based upon the audited consolidated financial statements of China Health, including Harbin Humankind, which have been prepared in accordance with the generally accepted accounting principles in the United States. For purposes of this section entitled “Critical Accounting Policies and Estimates,” China Health and Harbin Humankind shall hereafter together be referred to as “China Health.” During the preparation of the financial statements China Health we were required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, China Health evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. China Health bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” China Health identified the most critical accounting principles upon which its financial status depends.  China Health determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. China Health presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. China Health recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable. Accruals are made for sales returns and other allowances based on China Health’s experience

Accounts Receivable, Trade and Allowance for Doubtful Accounts. China Health’s business operations are conducted in the People’s Republic of China. During the normal course of business, China Health extends unsecured credit to its customers. Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. At June 30, 2008, and 2007, no allowances for doubtful accounts were accrued.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. China Health reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence.  As of June 30, 2008 and 2007, the Company has determined that no reserves are necessary.

Impairment of Long-Lived Assets: China Health reviews all of its long-lived assets, including tangible and intangible long-lived assets, for impairment indicators at least annually and performs detailed impairment testing for all long-lived assets whenever impairment indicators are present. When necessary, China Health records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

Off-Balance Sheet Arrangements. China Health has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. China Health has not entered into any derivative contracts that are indexed to China Health’s shares and classified as shareholder’s equity or that are not reflected in China Health’s financial statements. Furthermore, China Health does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. China Health does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with China Health.

Income Taxes. China Health has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since China Health had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts June 30, 2008 and 2007. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that China Health has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation did not have a material impact on its financial position and results of operations.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of China Health’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The adoption of SAB No. 108 did not have a material effect on China Health’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year. China Health is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.   Unrealized gains and losses on items for which the fair value option has been selected are reported in earnings.  SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”) to significantly change the accounting for business combinations.  Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions and will change the accounting treatment for certain specific items, including:
•	acquisition costs will generally be expensed as incurred;
•	noncontrolling interests will be valued at fair value at the date of acquisition; and
•	liabilities related to contingent consideration will be recorded at fair value at the date of acquisition and subsequently remeasured each subsequent reporting period

SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008.   China Health will adopt SFAS No. 141(R) on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51, to establish new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008.  China Health will adopt SFAS No. 160 on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

PROPERTIES

On June 7, 2004, the Company entered into a Purchase Contract with the local government, pursuant to which the Company agreed to purchase the right to use a piece of land, approximately 8 acres, located in the Harbin County, Heilongjiang Province for commercial purposes and a fifty-year period June 7, 2004 through June 6, 2054, for $637,261 (RMB ¥5,248,000), which the Company has fully paid to the seller on June 13, 2004. The Department of Housing and Urban Development of Harbin City approved this transaction. The Company is in the process of applying for the title certificate from the local government. The manufacturing facility on the land is 4,000 square meters and there are 5 lines which is sufficient for the company’s purposes. We package our products in bottles, plastic containers and aluminum foil bags there.

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

 We presently operate a 200 square meters distribution store which we have leased from the Harbin Huadong Plaza Realty Management Co., Ltd. located at 16th Floor of Ha’er International Plaza, 66-3, Heping Road, Harbin . The lease contract was entered into by and between Harbin Huadong Plaza Realty Management Co.,Ltd. and Humankind with the term from 08/20/2008 to 08/19/2011 and the rent is RMB 50,000 per year with the deposit as RMB10,000.

We plan to build a gene laboratory in the same industrial park to conduct gene studies, drug screening and the development of new drugs. We have already signed a letter of intent with the Songbei District government to purchase 30,000 square meters of land to build a new factory on December 3, 2008 and plan to purchase the land in 2009. The total investment budgeted for the construction of the factory would be RMB 80,000,000.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2008, the number of shares of the Company’s common stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of our voting stock, and by each of our directors and executive officers and by all our directors and executive officers as a group.

Except as otherwise specified below, the address of each beneficial owner listed below is Harbin Humankind Biology Technology Co. Limited, 168 Binbei Street, Songbei District, Harbin, Heilongjiang Province, People’s Republic of China.

Title of Class	Name	Amount and Nature of Beneficial Owner (2)	Percent of Class(3)

Common Stock	Sun Xin Chairman, Chief Executive Officer and Chief Financial Officer	61,203,088	98.3%

Common Stock	Thomas Bontems Chief Executive Officer (1)	13,813	0.02%

Common Stock	All officers and directors as a group (1 person)	61,203,088	98.3%

(1)	Mr. Bontems resigned as our Chief Executive Officer with effect from December 31, 2008. On the same day, Mr. Sun replaced Mr. Bontems as our Chief Executive Officer.

(2)	The number of shares reflects the 1:20 reverse split of the Company’s common stock that became effective on November 13, 2008.

(3)
Based on a 62,234,737 total issued and outstanding shares of the Company as of December 31, 2008, which reflects the 1:20 post reverse split of the Company’s common stock that became effective on November 13, 2008.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Sun Xin	42	Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer and a director

Biography

Mr. Sun attended Jia Mu Si Medical College with a major in pharmacy from 1984 to 1988. From 1988 to 1991, he was the production at the Ha Yao Group Sanchine Medicine Joint-Stock Company Ltd.. From 1991 to 1994, he was the district director for the Northeast District of China for Pfizer Pharmaceuticals Limited. Thereafter, he spent one year as the director of the marketing department for Ha Yao Group Sanchine Medicine Joint-Stock Company Ltd. From 1996 to 2002, he was the chief executive officer of a company he founded, Heilongjiang Bijie Chemical Industry Co., Ltd. He next obtained his Masters of Business Administration from Renmin University of China. From 2003 to the present, he was the president and chief executive officer of Harbin Humankind Biology Technology Co., Ltd.

Mr. Sun is well known pharmaceutical field in Harbin, China as a result of all of his professional experience. While he was studying at the Renmin University, Mr. Sun developed many contacts in the pharmaceutical field, which later became district agents and other employees in Humankind’s distribution system.

Meetings of Our Board of Directors

Our Board of Directors held three meetings during the fiscal year ended December 31, 2006 and no meetings during the fiscal year ended December 31, 2007. China Health’s Board of Directors held no meetings during the fiscal year ended June 30, 2008.

Board Committees

Audit Committee. We intend to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the Board of Directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.

Director Compensation

We did not compensate our directors for fiscal years 2006 and 2007. However, in the future, we intend to implement a market-based director compensation program.

Directors and Officers of Harbin Humankind

The following table sets forth certain information as of the Closing Date concerning the directors and executive officers of Harbin Humankind:

Directors and Executive Officers	Position/Title	Age

Sun Xin	Chairman, Chief Financial Officer, Treasurer	42

Ma Baosen	President, Secretary, Director	39

Yang Xiaobing	Director	44

Sun Kai	Director	37

Ma Zhigang	Chief Information Officer	29

The following is a summary of the biographical information of those directors and officers of Harbin Humankind whose biographical information does not appear above:

Ma Baosen, President, Secretary and Director

Mr. Ma graduated from China University of Political Science and Law with a major in financial accounting.  From 1987 to 1992, he was an accountant with Harbin Keluola Solar Power Co., Ltd. Thereafter from 1992 to 1996, he was vice general manger and sales manager for ShangHai Dahua Solar Battery Co., Ltd. From 1996 to 2004, he was the East China manager for the Ha Yao Group Sanchine Medicine Joint-Stock Ltd. In January 2004, Mr. Ma was appointed President, Secretary and Director of Harbin Humankind.

Yang Xiaobing, Director

Mr. Yang graduated from Jia Mu Si Medical College in 1988 with a Bachelor of Science degree with a major in pharmacy and became a licensed pharmacist. He worked from 1988 to 1999 at HaYao Group No. 4 Branch as a workshop director. From 1999 to 2004, he worked as General Engineer in Harbin Flaming Sun Medicine Co.,Ltd. Since 2004, he has been General Engineer at Harbin Humankind. In January 2004, Mr. Yang was appointed Director of Harbin Humankind.

Sun Kai, Director

Mr. Sun graduated from Mu Dan Jiang University with a major in economics.  From 1993 to 1995, he was vice director of Mu Dan Jiang Engine Factory.  Thereafter, from 1995 to 1998, he was a director of Mu Dan Jiang Engine Factory. From 1998 to 2004, he was an administration director for Mu Dan Jiang Lysine Co., Ltd. Since 2004, he has been the administration director at Harbin Humankind.  Mr. Sun, Kai is the younger brother of Chairman, Chief Financial Officer, Treasurer and Director, Sun Xin. In January 2004, Mr. Sun was appointed Director of Harbin Humankind.

Ma Zhigang, Chief Information Officer

Mr. Ma graduated from Qinghua University with a major in Economics. Prior to joining Harbin Humankind as Chief Information Officer in August 2008, from 2001 to 2005, Mr. Ma worked in Telecommunication Software Project Bureau of Heilongjiang. Thereafter, from 2005 to August 2008, he worked at the Real Estate Trading Center of Harbin.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE
(all figures in US Dollars)

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation	All Other Compensation	Total

Sun, Xin	2007	2,554	—	—	—	—	—	—	2,554
	2006	460	—	—	—	—	—	—	460
	2005	460	—	—	—	—	—	—	460

Thomas Bontems	2007	—	—	—	—	—	—	—	—
	2006	6,587	—	—	—	—	—	—	6,587
	2005	76,723	—	—	—	—	—	—	76,723

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2007.

During the year ended December 31, 2007, none of the named executive officers exercised any stock options.

Employment Agreements

We have no employment agreements with any of its employees.

Equity Compensation Plan Information

We currently do not have any equity compensation plans; however we are currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

We currently do not have insurance insuring directors and officers against liability; however, we are in the process of investigating the availability of such insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to December 31, 2008, Mr. Sun Xin was the sole owner of China Health.  He made short-term loans to China Health in the amount of $775,067 and $289,061 in the fiscal years ended June 30, 2007 and 2006, respectively. Mr. Sun was one of the founders of China Health and owned 60% equity ownership interest in China Health until he transferred his equity ownership interest to Mr. Sun Kai, his brother and a PRC citizen, in May 2007.  Mr. Sun Kai is currently a director of China Health and of Harbin Humankind.  A loan in the amount of $431,203 from Sun Xin is outstanding and is recorded on the balance sheet as of June 30, 2007.

Thomas Bontems held a certificate for 4,000,000 shares of preferred stock of the Company that was cancelled in connection with the transactions contemplated by the Securities Purchase Agreement.  In connection with such cancellation, the Company agreed to issue him 1,938,800 shares of common stock in recognition of the consideration that he gave for the preferred stock.

Sun Xin, the sole officer and majority shareholder of the Company, owns 90% of the shares of Beijing Jindelikang Bio-Technology Co.,Ltd. (“Jindelikang”), a PRC company incorporated on September 3,2001. Jindelikang is primarily engaged in the business of development, transfer and consultation services related to bio-products and healthy products, as well as the sale of “Kindlink” brand propolis and black ant capsules. On October 12, 2007, we purchased from Jindelikang, for a total of RMB350,000, the technology, manufacturing, and trademark rights to the health product known as “Kindlink” brand propolis and black ant capsule made from propolis, black ant, acanthopanax, astragalus root.

We are currently in the application process of changing the registered ownership and license to manufacture the aforementioned product with the State Food and Drug Administration as well as the ownership of the trademark “Kindlink” from Jindelikang to Harbin Humankind.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND ERLATED STOCKHOLDER MATTERS

China Health is, and has always been, a privately-held company. There is not, and never has been, a public market for the securities of China Health.

Our common stock is approved for trading on the OTC Bulletin Board under the symbol “UVFO”, but there is currently no liquid trading market.

For the foreseeable future, we do not intend pay cash dividends to its stockholders. China Health does not intend to pay any cash dividends to its parent shareholder.

RECENT SALES OF UNREGISTERED SECURITIES

In April 2005, we raised $68,322 through the sale of 2,000,000 shares of our common stock at a price of $0.05 per share for a total of $100,000 with the balance of $38,678 being a subscription receivable. In May 2005 we raised $35,000 through the sale of 140,000 shares of our common stock at a price of $0.25 per share. In August 2005 we raised $214,700 through the sale of 858,800 shares of our common stock at a price of $0.25 per share. All of these shares were issued under exemptions from the Federal Securities Laws in accordance with Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”).

During the month of May 2005, we also issued 540,000 shares of our common stock to Doyle Powell in exchange for the extinguishment of debt in the amount of $135,000. Such shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

During the months of May 2005 through August 2005 we issued an aggregate of 513,500 shares of our common stock in exchange for services rendered on behalf of us by certain third parties. This total was comprised of an aggregate of 54,500 shares of our common stock to our employees in exchange for services rendered on our behalf. We also issued 40,000 shares to members of our then Board of Directors as 2005 Director Compensation and 384,000 shares were issued to Vincent & Rees for attorneys’ fees. An additional 35,000 shares were issued as commissions. All of these shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

In May 2005, we issued 4,000,000 shares of preferred stock, convertible into common stock on a one-for-one basis at the option of the holder, Thomas Bontems, in exchange for his contribution of certain patents to the Company. Such shares were issued under exemption from registration in accordance with Section 4(2) of the Securities Act.

As described in detail in Item 1.01 above, we issued 60,000,000 shares of common stock to Sun Xin in exchange for all his shares of common stock in China Health Industries Holdings Limited, which are all the issued and outstanding shares of common stock of China Health Industries Holdings Limited.

The said issuance of shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act based upon our compliance with Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the foregoing, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act, and transfers of such shares were restricted in accordance with the requirements of the Securities Act. Sun Xin was provided with access to our Securities and Exchange Commission filings.

No form of general solicitation or advertising was utilized by us at any time with respect to any of the sales of our stock.

DESCRIPTION OF SECURITIES

We are authorized to issue 300,000,000 shares of common stock, $.0001 par value and 10,000,000 shares of preferred stock, par value $.0001.

Common Stock

There are issued and outstanding 62,234,735 shares of common stock. The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

There are no issued and outstanding shares of preferred stock. The Articles of Incorporation of the Company provide for 10,000,000 shares of $.0001 par value preferred stock. There are no terms or conditions set forth in the Articles with respect to such preferred stock nor are there any “blank check” provisions that would enable the Board of Directors to establish a series of preferred stock having rights, preferences, terms and conditions as designated by the Board.

Registration Rights

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article Seventh of our Articles of Incorporation provide that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the Delaware General Corporation Law would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The effect of indemnification may be to limit the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02	Unregistered Sales of Equity Securities

As described in detail in Item 1.01 above, we issued 60,000,000 shares of common stock to Sun Xin in exchange for all his shares of common stock in China Health Industries Holdings Limited, which are all the issued and outstanding shares of common stock of China Health Industries Holdings Limited.

The said issuance of shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act based upon our compliance with Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the foregoing, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act, and transfers of such shares were restricted in accordance with the requirements of the Securities Act. Sun Xin was provided with access to our Securities and Exchange Commission filings.

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors, Appointment of Directors

Please refer to Item 2.01 “Our Directors and Executive Officers” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

Item 9.01	Financial Statements

(a)	Financial statements of businesses acquired.

The audited financial statements of China Health as of June 30, 2008 and 2007 and unaudited financial statements as for the three months ended June 30, 2008 and 2007 are appended to this report beginning on page F-1.

(b)	Pro forma financial information.

The Pro Forma Financial Information concerning the acquisition of the business operations of China Health appears below.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of Universal Fog, Inc. , in the opinion of management, include all material adjustments directly attributable to the reverse merger transaction contemplated by the share exchange agreement with Harbin Humankind Biology Technology Co. Limited (“Harbin Humankind”), dated October 15, 2007 (the “Share Exchange Agreement”), which closed on December 31, 2008 and in which all of the issued and outstanding shares of common stock China Health was exchanged for 60,000,000 shares of common stock of the Company.  Because Harbin Humankind is a wholly-owned subsidiary of China Health, it became an indirect wholly-owned subsidiary of Universal Fog, Inc.

The statements of operations were prepared as if the above mentioned reverse merger transaction was consummated on July 1, 2007 and the balance sheet was prepared as if it was consummated on September 30, 2008. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	June 30,
	2008	2008

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,859	$35,251
Receivables	11,957	-
Inventory	163,825	107,125
Prepaid expenses	32,580	34,944
Total current assets	216,221	177,320

Property and equipment, net of accumulated depreciation of $83,320 and $68,841, respectively	1,085,678	1,075,564
Intangible assets, net of accumulated amortization of $80,769 and $76,720, respectively	1,152,247	1,152,925

TOTAL ASSETS	$2,454,146	$2,405,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$440,297	$460,641
Related party debt	612,247	549,982
Total current liabilities	1,052,544	1,010,623

STOCKHOLDERS’ EQUITY
Common stock, $0.128 par value; 10,000 shares authorized; 10,000 shares issued and outstanding	1,280	1,280
Additional paid-in capital	1,357,383	1,347,330
Accumulated other comprehensive income	251,140	246,004
Accumulated deficit	(208,201)	(199,428)
Total stockholders’ equity	1,401,602	1,395,186

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,454,146	$2,405,809

See notes to unaudited consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30,
	2008	2007

REVENUE	$286,207	$824
COST OF GOODS SOLD	251,031	5,292
Gross profit (loss)	35,176	(4,468)

OPERATING EXPENSES
Selling, general & administrative expense	16,969	32,243
Depreciation and amortization expense	13,166	12,651
Total operating expenses	30,135	44,894
Operating profit (loss)	5,041	(49,362)

OTHER INCOME (EXPENSE)
Interest income	42	14
Interest expense	(11,450)	(8,330)
Other income	150	3
Other expense	(145)	(6)

LOSS BEFORE INCOME TAXES	(6,362)	(57,681)
Income taxes	2,411	-
Net loss	(8,773)	(57,681)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	5,136	109,238

Comprehensive income (loss)	$(3,637)	$51,557

Basic and diluted net loss per share	$(0.88)	$(5.77)

Weighted average shares outstanding	10,000	10,000

See notes to unaudited consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	September 30,
	2008	2007

Cash flows from operating activities:
Net loss	$(8,773)	$(57,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,528	18,760
Imputed interest	10,053	8,330
Changes in assets and liabilities:
Accounts receivable	(11,957)	-
Inventory	(56,700)	(8,025)
Prepaid expenses	2,364	26,257
Accounts payable and accrued expenses	(20,344)	(55,811)
Net cash used in operating activities	(66,829)	(68,170)

Cash flows from investing activities:
Purchase of patents, property and equipment	(1,412)	(420)
Net cash used in investment activities	(1,412)	(420)

Cash flows from financing activities:
Proceeds from related party debt	62,265	18,398
Net cash provided by financing activities	62,265	18,398

Effect of exchange rates on cash	(21,416)	45,808

Net decrease in cash and cash equivalents	(27,392)	(4,384)
Cash and cash equivalents, at beginning of year	35,251	8,297
Cash and cash equivalents, at end of year	$7,859	$3,913

Supplemental cash flow information:
Cash paid for income tax	$-	$-
Cash paid for interest	-	-

See notes to unaudited consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of China Health Industries Holdings Limited have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with China Health’s audited 2008 annual financial statements and notes thereto filed with the SEC on Form PRER14C by Universal Fog, Inc on October 2, 2008. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in China Health’s 2008 annual financial statements have been omitted.

Note 2 - GOING CONCERN

China Health had an accumulated deficit of $208,201 and a working capital deficit of $836,323 as of September 30, 2008. These factors raise substantial doubt about China Health's ability to continue as a going concern.

Management has taken actions to revise its operating and financial requirements, which it believes are sufficient to provide China Health with the ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should China Health be unable to continue as a going concern.

During the period from December 14, 2003 (inception) through September 30, 2008, China Health relied heavily for its financing needs on its majority owner; Mr. Xin Sun. Loans from Mr. Sun are described in Note 4 to the unaudited consolidated financial statements.

Note 3 - CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of China Health. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of China Health's assets.

Note 4 - RELATED PARTY DEBT

“Related party debt" represents temporary short-term loans from majority owner, Mr. Sun, Xin, a PRC citizen. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows classified as proceeds from related party debt are classified as cash flows from financing activities. The total borrowings from Mr. Sun were $612,247 and $549,982 as of September 30, 2008 and June 30, 2008, respectively.

Interest was imputed on the loans using the Chinese bank borrowing rate of 7.47%. The total imputed interest expense for the three months ended September 30, 2008 and 2007 was $11,450 and $8,330, respectively.

Note 5 - COMMITMENTS AND CONTINGENCIES

China Health’s assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company’s future manufacturing expansions. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

China Health faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect China Health’s performance.

Note 6 – SUBSEQUENT EVENTS

On December 31, 2008, the Company closed a reverse merger with Universal Fog, Inc, a U.S. public traded shell company.  The Company is the accounting acquirer in the transaction and the transaction is treated as a recapitalization of the Company. After the transaction and a 1:20 reverse stock split, Sun Xin now owns 61,203,088 shares of common stock, representing 98.3% of the 62,234,737 total outstanding shares of common stock of the Company.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED BALANCE SHEET
SEPTEMBER 30, 2008

	China Health			Pro Forma
	Industries	Universal	Pro	Consolidated
	Holdings	Fog,	Forma	Balance
	Limited	Inc.	Adjustments	Sheet
	(historical)	(historical)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,859	$-		$7,859
Receivables	11,957	-		11,957
Prepaid expenses	32,580	-		32,580
Inventory	163,825	-		163,825
Total current assets	216,221	-		216,221

Property and Equipment, net	1,085,678	-		1,085,678
Intangible assets, net	1,152,247	-		1,152,247

TOTAL ASSETS	$2,454,146	$-		$2,454,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$440,297	$-		$440,297
Related party debt	612,247	-		612,247
Total current liabilities	1,052,544	-		1,052,544

STOCKHOLDERS' EQUITY
Common stock	1,280	4,469	(a)(1,280)	6,223
			(e)1,754
Additional paid-in capital	1,357,383	1,284,348	(a)(1,287,537)	1,352,440
			(e)(1,754)
Preferential dividend	-	(442,055)	(a)442,055	-
Accumulated deficit	(208,201)	(846,762)	(a)846,762	(208,201)
Accumulated other comprehensive income	251,140	-		251,140
Total stockholders' equity	1,401,602	-		1,401,602

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,454,146	$-		$2,454,146

See Notes to Unaudited Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED STATEMENTS OF OPERATION
THREE MONTHS ENDED SEPTEMBER 30, 2008

	China Health			Pro Forma
	Industries	Universal	Pro	Consolidated
	Holdings	Fog,	Forma	Statements of
	Limited	Inc.	Adjustments	Operation
	(historical)	(historical)

REVENUE	$286,207	$-		$286,207
COST OF GOODS SOLD	251,031	-		251,031
Gross profit	35,176	-		35,176

OPERATING EXPENSES
Selling, general & administrative expense	16,969	78,473		95,442
Depreciation and amortization expense	13,166	-		13,166
Total operating expenses	30,135	78,473		108,608

Operating profit (loss)	5,041	(78,473)		(73,432)

Other expenses, net	11,403	-		11,403

Provision for income tax	2,411	-	(c) (2,411)	-

NET LOSS	$(8,773)	$(78,473)	2,411	$(84,835)

Basic and fully diluted loss per share	$(0.88)	$(0.00)		$(0.00)

Weighted average shares outstanding	10,000	44,694,634	(e)17,540,098	62,234,732

See Notes to Unaudited Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED STATEMENTS OF OPERATION
YEAR ENDED JUNE 30, 2008

	China Health			Pro Forma
	Industries	Universal	Pro	Consolidated
	Holdings	Fog,	Forma	Statements of
	Limited	Inc.	Adjustments	Operation
	(historical)	(d)

REVENUE	$763,599	$-		$763,599
COST OF GOODS SOLD	578,129	-		578,129
Gross profit	185,470	-		185,470

OPERATING EXPENSES
Selling, general & administrative expense	90,108	99,177		189,285
Depreciation and amortization expense	60,460	-		60,460
Total operating expenses	150,568	99,177		249,745

Operating profit (loss)	34,902	(99,177)		(64,275)

Other expenses, net	38,952	-		38,952

Provision for income tax	28,663	-	(c) (28,663)	-

Loss from discontinued operations	-	(83,079)	(b) 83,079	-

NET LOSS	$(32,713)	$(182,256)	111,742	$(103,227)

Basic and fully diluted loss per share	$(3.27)	$(0.00)		$(0.00)

Weighted average shares outstanding	10,000	44,694,634	(e)17,540,098	62,234,732

See Notes to Unaudited Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

On September 10, 2007, the Company, Bontems and Buyer entered into a Securities Purchase Agreement dated as of September 10, 2007 (the “Securities Purchase Agreement”), pursuant to which Buyer agreed to purchase from Bontems a total of 22,000,545 Company common shares and the Company also agreed to issue 2,061,200 of its common shares to Buyer, representing an aggregate of 24,061,745 shares, or 51.53% of the total issued and outstanding shares of common stock of the Company on a fully-diluted basis.  In addition, pursuant to the Securities Purchase Agreement, the Company and Universal Fog Systems entered into an Asset Purchase and Sale Agreement dated September 10, 2007 (the “Asset Purchase and Sale Agreement”) under which the Company agreed to transfer to Universal Fog Systems all of its assets and liabilities pursuant to two separate closings.

In the Asset Purchase and Sale Agreement, Universal Fog Systems agreed to, among other things, defend, indemnify and hold harmless the Company and each of its officers, directors, shareholders, employees, counsel, agents and their respective successors and assigns from and against any debt, liability or other obligation of the Company arising (or relating to the period) after the Possession Date (as defined) relating to obligations assumed by Universal Fog Systems or expressly accepted by Universal Fog Systems in writing. The consummation of a two-phase closing under the Asset Purchase and Sale Agreement is expressly made a condition of the Buyer’s obligation to purchase the 22,000,545 shares of common stock of the Company.

The pro forma financial statements are prepared assuming both the Securities Purchase Agreement and Asset Purchase and Sale Agreement were closed on June 30, 2008.  Accordingly, all the assets and liabilities of Universal Fog, Inc. were considered to be transferred to Universal Fog System.

The securities purchase transaction is being accounted for as a “reverse merger,” since the owner of China Health owns a majority of the outstanding shares of the Company’s common stock immediately following the execution of the Securities Purchase Agreement.  China Health is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Securities Purchase Agreement will be those of China Health and will be recorded at the historical cost basis.  After completion of the Securities Purchase Agreement, the Company’s consolidated financial statements will include the assets and liabilities of both China Health and Universal Fog, Inc., the historical operations of China Health and the operations of the Company and its subsidiaries from the closing date of the Securities Purchase Agreement.

Audited financial statements of China Health have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of China Health and Universal Fog, Inc.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)	To eliminate the equity of the accounting acquiree – Universal Fog, and to reflect the recapitalization of the common stock and additional paid in capital as a result of the reverse merger.

(b)
Per Assets Purchase and Sale Agreement, the existing assets and liabilities and operations of Universal Fog will be transferred to the former owner upon the reverse merger.  As a result, income from discontinued operations was removed from the pro forma financials via this adjustment.

(c)	This is to adjust income tax provision due to change in pro forma pretax loss.

(d)
The historical income statement for the twelve months ended June 30, 2008 for Universal Fog is derived from the following historical income statements:  Income statements for six months ended June 30, 2008 plus Income statement for the year ended December 31, 2007 less income statement for the six months ended June 30, 2007.

(e)	To reflect recapitalization from reverse merger and adjust shares outstanding and weighted average shares outstanding.

AUDITED FINANCIAL INFORMATION FOR HARBIN HUMANKIND AND CHINA HEALTH
FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007
(Stated in US dollars)

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Health Industries Holdings Limited
Hong Kong, China

We have audited the accompanying consolidated balance sheet of China Health Industries Holdings Limited ("the Company") as of June 30, 2008 and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing opinions on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinions. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficit as of June 30, 2008 which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY, PC

www.malone−bailey.com
Houston, Texas September 29, 2008

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Harbin Humankind Biology Technology Co., Limited

We have audited the accompanying balance sheet of Harbin Humankind Biology Technology Co., Limited as of June 30, 2007 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Humankind Biology Technology Co., Limited as of June 30, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred operating losses for each of the years in the two-year period ended June 30, 2007, and had a working capital deficiency as of June 30, 2007. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying statements of cash flows for the years ended June 30, 2007 and 2006 have been restated.

/s/Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
September 3, 2007

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2008	2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$35,251	$8,297
Inventory	107,125	9,733
Prepaid expenses	34,944	35,521
Total current assets	177,320	53,551

Property and equipment, net of accumulated depreciation of $68,841 and $18,028, respectively	1,075,564	873,951
Intangible assets, net of accumulated amortization of $76,720 and $40,676, respectively	1,152,925	1,048,053

TOTAL ASSETS	$2,405,809	$1,975,555

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$460,641	$320,758
Related party debt	549,982	431,203
Total current liabilities	1,010,623	751,961

STOCKHOLDERS’ EQUITY
Registered capital	-	60,408
Common stock, $0.128 par value; 10,000 shares authorized 10,000 shares issued and outstanding	1,280	-
Additional paid-in capital	1,347,330	1,318,922
Accumulated other comprehensive income	246,004	10,979
Accumulated deficit	(199,428)	(166,715)
Total stockholders’ equity	1,395,186	1,223,594

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,405,809	$1,975,555

See notes to consolidated financial statements.

	Years Ended June 30,
	2008	2007

REVENUE	$763,599	$16,864
COST OF GOODS SOLD	578,129	18,146
Gross profit (loss)	185,470	(1,282)

OPERATING EXPENSES
Selling, general & administrative expense	90,108	76,285
Depreciation and amortization expense	60,460	29,207
Total operating expenses	150,568	105,492
Operating profit (loss)	34,902	(106,774)

OTHER INCOME (EXPENSE)
Interest income	455	12
Interest expense	(39,089)	-
Other income	322	-
Other expense	(640)	-

LOSS BEFORE INCOME TAXES	(4,050)	(106,762)
Income taxes	28,663	-
Net loss	(32,713)	(106,762)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	235,025	9,716
Comprehensive income (loss)	$202,312	$(97,046)

Basic and diluted net loss per share	$(3.27)	$(10.68)

Weighted average shares outstanding	10,000	10,000

See notes to consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2008	2007

Cash flows from operating activities:
Net loss	$(32,713)	$(106,762)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	74,800	28,969
Imputed interest	39,088	-
Changes in assets and liabilities:
Accounts receivable	-	1,580
Inventory	(97,392)	2,746
Prepaid expenses	577	(35,521)
Accounts payable and accrued expenses	276,199	45,587
Net cash provided by (used in) operating activities	260,559	(63,401)

Cash flows from investing activities:
Purchase of patents, property and equipment	(273,292)	(711,883)
Net cash used in investment activities	(273,292)	(711,883)

Cash flows from financing activities:
Proceeds from related party debt	118,779	775,067
Distribution to principal shareholder	(71,088)	-
Net cash provided by financing activities	47,691	775,067

Effect of exchange rates on cash	(8,004)	(7,718)

Net increase (decrease) in cash and cash equivalents	26,954	(7,935)
Cash and cash equivalents, at beginning of year	8,297	16,232
Cash and cash equivalents, at end of year	$35,251	$8,297

Supplemental cash flow information:
Cash paid for income tax	$28,663	$-

Noncash investing and financing activities:
Fixed assets and intangible assets purchased on account	$46,420	$182,736
Related party debt converted to equity	-	1,318,922

See notes to consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

						Accumulated
				Additional		Other
	Common Shares		Registered	Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Capital	Deficit	Income	Equity

Balances, June 30, 2006	-	$-	$60,408	$-	$(59,953)	$1,263	$1,718

Former owner loan converted to capital	-	-	-	1,318,922	-	-	1,318,922

Other comprehensive income	-	-	-	-	-	9,716	9,716

Net loss	-	-	-	-	(106,762)	-	(106,762)

Balances, June 30, 2007	-	-	60,408	1,318,922	(166,715)	10,979	1,223,594

Recapitalization from reverse merger	10,000	1,280	(60,408)	60,408	-	-	1,280

Distribution to shareholder	-	-	-	(71,088)	-	-	(71,088)

Imputed interest on shareholder loan	-	-	-	39,088	-	-	39,088

Other comprehensive income – Translation adjustment	-	-	-	-	-	235,025	235,025

Net loss	-	-	-	-	(32,713)	-	(32,713)

Balances, June 30, 2008	10,000	$1,280	$-	$1,347,330	$(199,428)	$246,004	$1,395,186

See notes to consolidated financial statements.

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

China Health Industries Holdings Limited ("China Health") was incorporated on July 20, 2007 in Hong Kong under the Companies Ordinance as a limited liability company. China Health was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

Harbin Humankind Biology Technology Co., Limited ("Humankind") was incorporated in Harbin City, Heilongjiang Province, the People's Republic of China (the "PRC") on December 14, 2003, as a limited liability company under the Company Law of PRC.  China Health is engaged in the business of production and distribution of health food.

On August 20, 2007, the sole shareholder of China Health entered into a Share Purchase Agreement with the owners of Humankind. Pursuant to the Agreement, China Health purchased 100% of the ownership in Humankind for a cash consideration of $60,408. Subsequent to completion of the Agreement, Humankind became a wholly-owned subsidiary of China Health. The share purchase transaction is being accounted for as a “reverse merger,” since the owner of Humankind owns a majority of the outstanding shares of China Health’s common stock immediately following the execution of the Agreement.  Humankind is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Agreement will be those of Humankind and will be recorded at the historical cost basis.  After completion of the Agreement, China Health’s consolidated financial statements will include the assets and liabilities of both China Health and Humankind, the historical operations of Humankind and the operations of China Health and its subsidiaries from the closing date of the Agreement.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation

The accompanying consolidated financial statements include China Health Industries Holdings Limited and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting differs from that used in the statutory accounts of China Health, which are prepared in accordance with the “Accounting Principles of China” (“PRC GAAP”).

Translation of Foreign Currencies

China Health maintains its books and accounting records in PRC currency “Renminbi” (“RMB”), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Foreign currency exchange gain and losses resulting from these transactions are included in operations.

China Health’s financial statements are translated into the reporting currency, the United States Dollar (“US$”). Assets and liabilities of China Health are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the shareholders’ equity.

Translation adjustments resulting from this process amounted to $246,004 and $10,979 as of June 30, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at June 30, 2008 were translated at 6.85 RMB to $1.00 USD as compared to 7.62 RMB at June 30, 2007. The equity accounts were stated at their historical rates. The average translation rates applied to income statement accounts for the fiscal years ended June 30, 2008 and 2007 were $7.26 RMB and 7.82 RMB, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  China Health bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances.  Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.  While China Health believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less at the time of purchase.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. China Health extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness, and the economic environment.

Concentrations of Credit Risk

Financial instruments that subject China Health to concentrations of credit risk consist primarily of cash and cash equivalents. China Health maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at June 30, 2008 and 2007 due to the relatively short-term nature of these instruments.

Prepaid Expenses

Prepaid expenses principally include advances to raw material suppliers.

Inventory

Inventories are stated at the lower of cost or market using the weighted average method. China Health reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. No reserve was made in the fiscal years ended June 30, 2008 and 2007, respectively.

Impairment of Long–Lived Assets

China Health reviews all of its long-lived assets, including tangible and intangible long-lived assets, for impairment indicators at least annually and performs detailed impairment testing for all  long-lived assets whenever impairment indicators are present. When necessary, China Health records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.. The percentages or depreciable life applied are:

Building and warehouses	20 to 30 years
Machinery and equipment	7 to 15 years
Office equipment and furniture	5 years

Purchased Pharmaceutical Patent

On June 9, 2007, China Health entered into a Purchase Agreement, pursuant to which China Health agreed to purchase 19 pharmaceutical patents from a third party for $410,792 (RMB ¥ 3,180,000).   As of June 30, 2008, the pharmaceutical patents have balance of $463,962; the increase from 2007 is due to the change in the exchange rate from RMB to USD.

China Health recorded the pharmaceutical patents at the purchase price and amortizes the costs over their estimated beneficial period, 10 years, using the straight-line method.

Land Use Right

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner. On June 7, 2004, China Health enter into a Purchase Contract with the local government, pursuant to which China Health agreed to purchase the right to use a piece of land, approximately 8 acres, located in the Harbin County, Heilongjiang Province for commercial purpose over a fifty-year period from June 7, 2004 through June 6, 2054, for $637,261 (RMB ¥5,248,000), which China Health has fully paid to the seller on June 13, 2004. The Department of Housing and Urban Development (“HUD”) of Harbin City approved this transaction. China Health recorded the land use right at its purchase price. The cost of the land use right is amortized over its prospective beneficial period, using the straight-line method with no residual value. China Health’s production facilities and office are located in this piece of land.  As of June 30, 2008, the land use right has balance of $765,683; the increase from 2007 is due to the change in the exchange rate from RMB to USD.

Revenue Recognition

China Health recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable. Accruals are made for sales returns and other allowances based on China Health’s experience.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred. There were no Research and development costs for the fiscal years ended June 30, 2008 and 2007.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Adverting Costs”. Advertising costs were immaterial for the fiscal years ended June 30, 2008 and 2007, respectively.

Sales Taxes and Sales-related Taxes

Pursuant to the tax law and regulations of PRC, China Health is obligated to pay totally 6.66% of gross sales as sales tax and sales-related taxes.

Income Taxes

China Health accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated comprehensive income, as presented in the accompanying statements of changes in shareholders’ equity consists of changes in cumulative foreign currency translation adjustment

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require China Health to accrue for these benefits based on certain percentages of the employees’ salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits were $0 and $239 for the fiscal years ended June 30, 2008 and 2007, respectively.

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years ’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of China Health’s registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. Since China Health has been accumulating deficiency, no statutory surplus reserve fund or statutory public welfare reserve fund have been made since its inception.

Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with China Health’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. China Health currently operates in one principal business segment; therefore segment disclosure is not presented.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation did not have a material impact on its financial position and results of operations.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of China Health’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The adoption of SAB No. 108 did not have a material effect on China Health’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  China Health is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.   Unrealized gains and losses on items for which the fair value option has been selected are reported in earnings.  SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”) to significantly change the accounting for business combinations.  Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition date fair value with limited exceptions and will change the accounting treatment for certain specific items, including:

•	acquisition costs will generally be expensed as incurred;

•	noncontrolling interests will be valued at fair value at the date of acquisition; and

•	liabilities related to contingent consideration will be recorded at fair value at the date of acquisition and subsequently remeasured each subsequent reporting period

SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008.   China Health will adopt SFAS No. 141(R) on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51, to establish new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008.  China Health will adopt SFAS No. 160 on January 1, 2009, and China Health has not yet determined the impact, if any, on its financial statements.

Note 3 - GOING CONCERN

China Health net losses of $32,713 for the fiscal year ended June 30, 2008, and net losses of $106,762 for the fiscal year ended June 30, 2007.  In addition, China Health had a working capital deficit of $833,303 at June 30, 2008. These factors raise substantial doubt about China Health's ability to continue as a going concern.

Management has taken actions to revise its operating and financial requirements, which it believes are sufficient to provide China Health with the ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should China Health be unable to continue as a going concern.

During the period December 14, 2003 (inception) through June 30, 2008, China Health relied heavily for its financing needs on its majority owner; Mr. Xin Sun. Loans from Mr. Sun are described in Note 10 to the consolidated financial statements.

Note 4 - CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of China Health. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of China Health's assets.

Note 5 - PREPAID EXPENSES

Prepaid expenses consist of the following:

	June 30,
	2008	2007
Advances on equipment	$-	$29,841
Advances on raw materials	2,116	5,680
Prepaid services	32,828	-
Total prepaid expenses	$34,944	$35,521

Note 6 - INVENTORIES

Inventories consist of following:

	June 30,
	2008	2007
Finished goods	$14	$-
Raw materials	82,650	8,733
Supplies and packing materials	24,461	1,000
Total inventory	$107,125	$9,733

Note 7 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	June 30,
	2008	2007
Building and warehouses	$852,345	$754,667
Machinery and equipment	159,921	114,983
Office equipment	18,645	497
Vehicles	88,837	-
Other	24,657	21,831
Less: Accumulated depreciation	(68,841)	(18,027)
Total	$1,075,564	$873,951

Depreciation expense charged to operations was $31,490 and $16,127 for the fiscal years ended June 30, 2008 and 2007, respectively.

Note 8 - LAND USE RIGHT

The following is a summary of the land use right:

	June 30,
	2008	2007
Land use right	$765,683	$677,937
Less: Accumulated amortization	(61,255)	(40,676)
	$704,428	$637,261

Amortization expense charged to operations was $28,970 and $13,080 for the fiscal years ended June 30, 2008 and 2007, respectively.

Note 9 - RELATED PARTY DEBT

“Related party debt" represents temporary short-term loans from majority owner, Mr. Sun, Xin, a PRC citizen. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows classified as due to majority owner are classified as cash flows from financing activities. The total borrowings from Mr. Sun were $549,982 and $431,203 as of June 30, 2008 and 2007, respectively.

Interest was imputed on the loans using the Chinese bank borrowing rate of 7.47%. The total imputed interest expense for the year ended June 30, 2008 was $39,088.

Note 10 - OWNERS' EQUITY

In accordance with the Articles of Incorporation of the Humankind, the registered capital at the date of incorporation of December 14, 2003 was $60,408, which was fully contributed by the founders upon formation of China Health, and was certified by the Industrial and Commercial Administration Bureau of Harbin City as indicated on China Health's business license issued by such agency.

In December 2006, the majority owner, Mr. Xin Sun converted his loans to Humankind into equity, totaling, $1,318,922.

The Articles of Incorporation authorized China Health to issue 10,000 shares of common stock with a par value of $0.1280 (HK$ 1.00). Upon formation of China Health in 2007, one share of common stock was issued for $0.13 (HK$ 1.00).

On August 20, 2007, the sole shareholder of China Health entered into a Share Purchase Agreement with the owners of Humankind. Pursuant to the Agreement, China Health purchased 100% of the ownership in Humankind for a cash consideration of $60,408. As stated in footnote 1, the transaction is treated as a reverse merger.

Note 11 - INCOME TAX

All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which a company generally is subject to an income tax at a statutory rate of 33% for fiscal year ended June 30, 2007 and 25% for fiscal year ended June 30, 2008.

The provision for income taxes consisted of the following:

	Years Ended June 30,
	2008	2007
Provision for PRC income tax - current taxes	$28,663	$-
Provision for PRC income tax - deferred taxes	-	-
Total provision for income taxes	$28,663	$-

The following table reconciles the PRC statutory rates to China Health’s effective tax rate:

	Years Ended June 30,
	2008	2007

Pretax loss	$(4,050)	$(106,762)
Statutory tax rate	25%	33%
Benefits for PRC enterprise income tax at statutory rate	(1,012)	(35,231)
Expenses not deductible for taxes – permanent difference	9,722	-
Increase in valuation allowance related to deferred tax assets	19,953	35,231
Total provision for income taxes	28,663	-

Deferred tax assets (liabilities) as of June 30, 2008 and 2007 are composed of the following:

	As of June 30,
	2008	2007
PRC
Noncurrent deferred tax assets :
Amortization of land use right and other intangible assets	$19,953	$13,423
Valuation allowance	(19,953)	(13,423)
	$—	$—

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law reduces the corporate income tax rate from 33% to 25% with effect from January 1, 2008.

Note 12 - COMMITMENTS AND CONTINGENCIES

China Health’s assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company’s future manufacturing expansions. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

China Health faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect China Health’s performance.

(c)           Shell company transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)           The following exhibits are filed with this report:

Exhibit No.	Description

3.1	Articles of Incorporation.*

3.2	By-laws.*

4.1	Securities Purchase Agreement dated September 10, 2007 between the Company, Thomas Bontems and Sun Xin. **

10.1	Asset Purchase and Sale Agreement dated September 10, 2007 between the Company and Universal Fog Systems, Inc.**

10.2	Share Exchange Agreement dated October 15, 2007 between the Company, Thomas Bontem, Sun Xin, China Health Industries Holdings Limited and Harbin Humankind Biology Technology Co. Limited.***

10.3	Land Use Agreement dated June 7, 2004, between Harbin Humankind Biology Technology Co. Limited and Harbin City, Daochu District, Songbei Township, Jinxin Village.

10.4	Lease Agreement dated August 20, 2008 between Harbin Plaza Realty Management Co., Ltd. and Harbin Humankind Biology Technology Co. Limited.

10.5	Cooperative Agreement dated September 17, 2008 between Harbin Humankind Biology Technology Co. Limited and the Commercial Bureau of Qing’an County.

21.1	List of Subsidiaries.

*           Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed with the SEC on December 1, 2004.
**           Incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the SEC on February 20, 2008.
*** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009

UNIVERSAL FOG, INC.

By:	/s/ Sun Xin
Sun Xin
Chief Executive Officer